EXHIBIT 4.2

                      AMENDED AND RESTATED
                            BY-LAWS
                               OF
                     AUDITS & SURVEYS, INC.
               (F/K/A THE TRIANGLE CORPORATION)1


                           ARTICLE I

                          Stockholders

          Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Del-aware, as may be designated by resolution of the Board of Direc-tors from time to time. Any other proper business may be trans-acted at the annual meeting.

          Section 1.2. Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the Board, the Vice Chairman of the Board, if any, the President, the Secretary or an Assistant Secretary when directed to do so by resolution of the Board at a duly convened meeting of the Board, or at the request in writing of a majority of the Board, to be held at such time and place either within or without the State of Delaware as may be stated in the notice of the meeting. A special meeting of stockholders shall be called by the Secre-tary upon the written request, stating the purpose of the meet-ing, of stockholders who together own of record 66-2/3% of the outstanding stock of any class entitled to vote at such meeting. Business transacted at all special meetings shall be confined to the purposes stated in the notice of meeting.

          Section 1.3. Notice of Meetings. Whenever stockhold-ers are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder
_________________________
1    Adopted August 1967.
     Amended May 20, 1987, May 16, 1988 and May 18, 1989.



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entitled to vote at such meeting.  Except as otherwise expressly provided by law, no notice of any meeting of stockholders shall be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunto authorized, waive such notice in writing or by telegraph, facsimile or cable either before or after such meeting.

          Whenever under the provisions of statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any stockholder, it shall not be neces-sary that personal notice be given, and such notice may be given in writing, by mail, by telegraph, by facsimile or by any other lawful means of communication. Notice by mail shall be addressed to such stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.

          Section 1.4. Adjournments. Any meeting of stockhold-ers, annual or special, may adjourn from time to time to recon-vene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 1.5. Quorum. At each meeting of stockhold-ers, except where otherwise provided by law or the certificate of incorporation or these by-laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the hold-ers thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these by-laws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corpo-ration, shall neither be entitled to vote nor be counted for


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quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

          Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, or in his absence by the President, or in his absence by the Vice Chairman of the Board, if any, or in his absence by a Vice President in order of seniority, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meet-ing. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any per-son to act as secretary of the meeting.

          Section 1.7. Voting; Proxies. Unless otherwise pro-vided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be enti-tled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express con-sent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly exe-cuted proxy bearing a later date with the Secretary of the cor-poration. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless other-wise provided by law or by the certificate of incorporation or these by-laws, be decided by the vote of the holders of a major-ity of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting, provided that (except as otherwise required by law or by the certificate of incorporation) the Board of Directors may require a greater vote upon any election or question.

          Section 1.8. Inspectors. The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors may designate one or more


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
persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.
Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at a meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certify their determination of the number of shares repre-sented at the meeting, and their count of all votes and ballots.

          Section 1.9. Fixing Date for Determination of Stock-holders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allot-ment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for deter-mining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 1.10.  List of Stockholders Entitled to Vote.
The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the


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stockholders entitled to vote at the meeting, arranged in alpha-
betical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meet-ing, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

          Section 1.11. Stockholder Inspection of Corporate Records. Subject to the provisions of any applicable statute, the Board of Directors shall have power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts, records, books and documents of the corporation, or any of them, shall be open to the inspection of the stockholders; and, except as pro-vided above or in any such statute, no stockholder shall have any right to inspect any account, record, book or document of the corporation.

          Section 1.12. Consent of Stockholders in Lieu of Meeting. Except as may be otherwise provided in the certificate of incorporation, any action required by law to be taken at any meeting of stockholders, or any action which may be taken at any meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, set-ting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.








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
                           ARTICLE II

                       Board of Directors

          Section 2.1. Number; Qualifications. The business and affairs of the Corporation shall be managed by its Board of Directors, consisting of not less than five nor more than fif-teen persons. The exact number of directors shall be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

          Section 2.2. Election; Resignation; Removal; Vacan-cies. The directors shall have the power, from time to time, to increase or decrease their own number, within the minimum and maximum limitations specified herein and in the certificate of incorporation, by resolution of the Board as hereinabove pro-vided. Any director may resign at any time upon written notice to the corporation. The resignation of any director shall take effect at the time specified in such notice; and, unless other-wise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any newly-created direc-torship resulting from an increase in the number of directors and any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until his successor is elected and qualified or until his ear-lier resignation or removal.

          Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

          Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, by the Vice Chairman of the Board, if any, by the President or a majority of the members of the Board of Direc-tors. Notice of each such meeting shall be given to each direc-tor, if sent to him by mail, at least two days before the day on which the meeting is to be held, or, if sent to him by tele-graph, cable, facsimile, telephone or personal delivery, at least 24 hours before the time the meeting is to be held. Each such notice shall state the time and place of the meeting but



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need not state the purposes thereof, except as otherwise pro-
vided by statute or by these by-laws.

          Section 2.5. Notices. Whenever under the provisions of statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director, it shall not be necessary that personal notice be given, and such notice may be given in writing, by mail, addressed to such director, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be depos-ited in the United States mail. Notice to directors may also be given by telegraph,facsimile or cable, and such notice shall be deemed to be given when the same shall be filed, or in person or by telephone, and such notice shall be deemed to be given when the same shall be delivered.

          Except as otherwise expressly provided by law, no notice of any meeting of the Board shall be required to be given to any director who shall attend such meeting in person or who shall, in person or by attorney thereunto authorized, waive such notice in writing or by telegraph, facsimile or cable either before or after such meeting. No notice of a meeting need be given if all the directors are present in person. Any business may be transacted at any meeting of the Board, whether or not specified in a notice of the meeting.

          Section 2.6. Telephonic Meetings Permitted. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equip-ment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

          Section 2.7. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the autho-rized number of directors shall constitute a quorum for the transaction of business. Except in cases in which the certifi-cate of incorporation or these by-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          Section 2.8. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence by the President, or in his absence by the Vice Chairman of the Board, if any, or in their absence by a


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chairman chosen at the meeting.  The Secretary shall act as sec-
retary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

          Section 2.9. Action by Directors by Unanimous Written Consent. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

          Section 2.10. Service of Directors in Other Capaci-ties. Nothing here contained shall be construed so as to pre-clude any director from serving the corporation in any other capacity, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity, and receiving com-pensation therefor.


                          ARTICLE III

                           Committees

          Section 3.1. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corpora-tion to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the certificate of incorporation of the corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or sub-stantially all of the corporation's property and assets,


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recommending to the stockholders a dissolution of the corpora-
tion or a revocation of dissolution, or amending these by-laws; and, unless the resolution expressly so provides, no such com-mittee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

          Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Direc-tors conducts its business pursuant to Article II of these by-laws.


                           ARTICLE IV

                            Officers

          Section 4.1. Executive Officers; Election; Qualifica-tions; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall choose a Chairman of the Board, a Pres-ident, a Treasurer and a Secretary. The Board of Directors may also choose a Vice Chairman of the Board, one or more Vice Pres-idents, one or more Assistant Secretaries, a Controller and one or more Assistant Controllers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. Any such resigna-tion shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such res-ignation shall not be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any number of offices may be held by the same person.
Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unex-pired portion of the term by the Board of Directors at any regu-lar or special meeting.

          Section 4.2. The Chairman of the Board. The Chairman of the Board shall be a member of the Board and shall preside at its meetings and at all meetings of stockholders. He shall, subject to the direction and under the supervision of the Board, be the chief executive officer of the corporation and shall have general charge of the business and affairs of the corporation. He shall have power in the name of the corporation and on its


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behalf to execute any and all deeds, mortgages, contracts,
agreements and other instruments in writing. He shall employ and discharge employees and agents of the corporation, except such as shall hold their offices by appointment of the Board, but he may delegate these powers to other officers as to employ-ees under their immediate supervision. He shall see that the acts of the executive officers conform to the policies of the corporation as determined by the Board and shall have such pow-ers and perform such other duties as may from time at time be assigned to him by the Board.

          Section 4.3. The President. The President shall, subject to the direction and under the supervision of the Chair-man of the Board and the Board, be the chief operating officer of the corporation and shall have such powers and perform such duties as generally pertain to the office of President, as well as such further powers and duties as may be assigned to him by the Chairman of the Board or by the Board. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors and of the stockholders.

          Section 4.4. The Vice Chairman of the Board. The Vice Chairman of the Board, if any, shall be a member of the Board. If the offices of Chairman of the Board and President are vacant, or if the Chairman of the Board and the President are absent, he shall preside at meetings of the stockholders and of the Board. He shall have such powers and perform such duties as may be assigned to him by the Chairman of the Board or by the Board.

          Section 4.5. Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board, the Chairman of the Board, the Vice Chairman of the Board, if any, or the President may from time to time prescribe, and shall per-form such other duties as may be prescribed in these By-Laws.
In the absence or inability to act of the Chairman of the Board, the Vice Chairman of the Board, if any, and the President, the Vice President next in order as designated by the Board or, in the absence of such designation, senior in length of service in such capacity, who shall be present and able to act, shall per-form all the duties and may exercise any of the powers of the President, subject to the control of the Board. The performance of any duty by a Vice President shall be conclusive evidence of his power to act. Except where by law the signature of the President is required, each of the Vice Presidents shall possess the same power as the President to sign all certificates, con-tracts, obligations and other instruments of the corporation.



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          Section 4.6.  Secretary.  The Secretary shall record
all the proceedings of the meetings of the stockholders and directors and of any committees in a book to be kept for that purpose; he shall see that all notices are duly given in accor-dance with the provisions of these by-laws or as required by law, he shall be custodian of the records of the corporation; he shall see that the corporate seal is affixed to all documents the execution of which, on behalf of the corporation, under its seal, it duly authorized, and when so affixed may attest the same; and, in general, he shall perform all duties incident to the office of secretary of a corporation, and such other duties as, from time to time, may be assigned to him by the Chairman of the Board or the Board of Directors or as may be provided by law.

          Section 4.7. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the corporation, and shall deposit or cause to be deposited, in the name of the corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors; if required by the Board of Directors, he shall give a bond for the faithful dis-charge of his duties, with such surety or sureties as the Board of Directors may determine; he shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the corporation and shall render to the Board of Direc-tors, whenever requested, an account of the financial condition of the corporation; and, in general, he shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as, from time to time, may be assigned to him by the Chairman of the Board or the Board of Directors or as may be provided by law.

          Section 4.8. Controller. The Controller shall be the chief accounting officer of the corporation. He shall keep or cause to be kept all books of account and accounting records of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation. He shall prepare or cause to be prepared appropriate financial statements for the corporation; and, in general, shall perform all the duties inci-dent to the office of controller of a corporation, and such other duties as, from time to time, may be assigned to him by the Chairman of the Board or the Board of Directors or as may be provided by law.




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
          Section 4.9. Assistant Treasurers. In the absence or inability of the Treasurer to act, any Assistant Treasurer may perform all the duties and exercise all of the powers of the Treasurer, subject to the control of the Board. The performance of any such duty shall be conclusive evidence of his power to act. An Assistant Treasurer shall also perform such other duties as the Chairman of the Board or the Treasurer or the Board may from time to time assign to him.

          Section 4.10. Assistant Secretaries. In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary, subject to the control of the Board. The performance of any such duty shall be conclusive evidence of his power to act. An Assistant Secretary shall also perform such other duties as the Chairman of the Board or the Secretary or the Board may from time to time assign to him.

          Section 4.11.  Other Officers.  The Board of Directors
may from time to time appoint such other officers, agents or employees and may delegate to them such powers and duties as it may deem desirable.

          Section 4.12. Salaries; Service in Other Capacities. The salaries of the officers shall be fixed from time to time by the Board of Directors. Nothing contained herein shall preclude any officer from serving the corporation in any other capacity, including that of director, or from serving any of its stock-holders, subsidiaries or affiliated corporations in any capac-ity, and receiving a proper compensation therefor.


                           ARTICLE V

                             Stock

          Section 5.1. Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board, the Vice Chair-man of the Board, if any, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, the Controller or an Assistant Controller, or the Secretary or an Assistant Secre-tary, of the corporation, certifying the number of shares owned by him in the corporation. If such certificate is countersigned
(1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who


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
has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such offi-cer, transfer agent or registrar at the date of issue.

          If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restric-tions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except in the case of restrictions on transfers of securities which are required to be noted on the certificate, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the cor-poration shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          Section 5.2. Lost, Stolen or Destroyed Stock Certifi-cates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certif-icates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corpo-ration with respect to the certificate alleged to have been lost, stolen or destroyed. Proper evidence of such loss, theft or destruction shall be procured, if required, by the Board.

          Section 5.3. Issuance of New Certificates. Upon sur-render to the corporation or the transfer agent of the corpora-tion of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to trans-fer, it shall be the duty of the corporation to issue a new


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
certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          Section 5.4. Rights of Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive payment of any dividend or other distribution or allot-ment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                           ARTICLE VI

            Contracts, Loans, Checks, Deposits, Etc.

          Section 6.1. Signatures. All contracts and agree-ments authorized by the Board of Directors, and all checks, drafts, bills of exchange or other orders for the payment of money, issued in the name of the corporation, shall be signed by such person or persons and in such manner as may from time to time be designated by the Board of Directors, which designation may be general or confined to specific instances; and unless so designated by the Board of Directors or in these by-laws, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

          Section 6.2. Authorization. No loan shall be con-tracted on behalf of the corporation, and no evidence of indebt-edness shall be issued in its name, unless authorized by the Board of Directors. Such authorization may be general or con-fined to specific instances. Loans so authorized by the Board of Directors may be effected at any time for the corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the corpo-ration issued for such loans shall be made, executed and deliv-ered as the Board of Directors shall authorize. When so autho-rized by the Board of Directors any part of or all the proper-ties, including contract rights, assets, business or good will of the corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the corporation, and of the interest thereon, by instruments exe-cuted and delivered in the name of the corporation.

          Section 6.3. Deposit of Funds. All funds of the cor-poration not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust com-panies or other depositaries as the Board of Directors may select. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these by-laws, as it may deem expedient. For the purpose of deposit and for the purpose of collection for the account of the corporation, checks, drafts and other orders for the payment of money which are payable to the order of the corporation shall be endorsed, assigned and delivered by such person or persons and in such manner as may from time to time be designated by the Board of Directors.

          Section 6.4. Appointment of Attorneys and Agents. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, if any, the President or any Vice President may from time to time appoint an attorney or attorneys, or an agent or agents, to exercise in the name and on behalf of the corporation the powers and rights which the corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities; and the Chairman of the Board, the Vice Chairman of the Board, if any, the President or any Vice President may instruct the person or persons so appointed as to the manner of exercising such powers and rights and the Chairman of the Board, the Vice Chairman of the Board, if any, the President or any Vice President may exe-cute or cause to be executed in the name and on behalf of the corporation and under its corporate seal, or otherwise, all such written proxies, powers of attorney or other written instruments as he may deem necessary in order that the corporation may exer-cise such powers and rights.


                          ARTICLE VII

                        Indemnification

          Section 7.1. Actions, Suits or Proceedings Other than by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses, including, without limitation, expenses of investigations, judi-cial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of the indemnitee, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under this Article VII (the "Expenses"), judg-ments, fines and penalties actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, con-viction, or upon a plead of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or pro-ceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 7.2. Actions or Suits by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the corporation, or is or was serving or has agreed to serve at the request of the cor-poration as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enter-prise, or by reason of any action alleged to have been taken or omitted in such capacity, against Expenses, judgments, fines or penalties actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reason-ably entitled to indemnity for such costs, charges and expenses which the Court of Chancery of Delaware or such other court shall deem proper.

          Section 7.3. Indemnification for Expenses of Success-ful Party. Notwithstanding the other provisions of this Article VII, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or other-wise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 7.1 and 7.2, or in defense of any claim, issue or matter therein, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

          Section 7.4. Determination of Right to Indemnifica-tion. Any indemnification under Sections 7.1 and 7.2 (unless ordered by a court) shall be paid by the corporation upon a determination made (1) by the Board by a majority vote of a quo-rum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(3) by the stockholders, that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 7.1 and 7.2.

          Section 7.5. Advancement of Expenses. Expenses incurred by a person referred to in Sections 7.1 and 7.2 in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance at the written request of a director, officer, employee or agent, if such person shall undertake to repay such amount to the extent that it is ulti-mately determined that such person was not entitled to such indemnification; provided, however, such an undertaking shall not be secured and shall be accepted without reference to such person's financial ability to make such repayment and shall not be claimable against such person's spouse or children. The Board may, in the manner set forth above in Section 7.4, and upon approval of such director, officer, employee or agent of the corporation, authorize the corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding.

          Section 7.6. Procedure for Indemnification. Any indemnification under Sections 7.1, 7.2 and 7.3 or advance of Expenses under Section 7.5 shall be made promptly, and in any event within 45 days, upon the written request of the director, officer, employee or agent. The right to indemnification or advancement of Expenses as granted by this Article VII shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction, if the corporation denies such request, in whole or in part, or if no disposition thereof is made within 45 days. Such person's Expenses incurred in connec-tion with successfully establishing such right to indemnifica-tion, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of Expenses under Section 7.5 where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Sections 7.1 or 7.2, but the burden of proving such defense shall be on the corporation. Neither the failure of the corpo-ration (including its Board, its independent legal counsel, and its stockholders) to have made a determination prior to the com-mencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 7.1 and 7.2, nor the fact that there has been an actual determination by the corporation (including its Board, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          Section 7.7. Other Rights. The indemnification and advancement of Expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of Expenses may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the corporation.

          Section 7.8. Insurance. The corporation shall pur-chase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or aris-ing out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VII, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board.

          Section 7.9. Continuation of Right to Indemnifica-tion. The indemnification and advancement of Expenses provided by, or granted pursuant to, this Article VII shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person.

          Section 7.10. Amendment of Article VII. Neither the amendment nor repeal of this Article VII, nor the adoption or amendment of any other provision of these by-laws inconsistent with this Article VII, shall apply to or affect in any respect the applicability of this Article VII with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

          Section 7.11. Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director, officer, employee and agent of the corporation as to Expenses, judgments, fines and penalties with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this
Article VII that shall not have been invalidated and to the full extent permitted by applicable law.


                          ARTICLE VIII

                         Miscellaneous

          Section 8.1.  Fiscal Year.  The fiscal year of the
corporation shall be determined by resolution of the Board of Directors.

          Section 8.2. Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

          Section 8.3. Interested Directors; Quorum. No con-tract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organiza-tion in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his rela-tionship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the commit-tee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transac-tion are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a com-mittee which authorizes the contract or transaction.

          Section 8.4. Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be con-verted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

          Section 8.5. Amendment of By-Laws. These by-laws may be altered or repealed at any regular meeting of the stockhold-ers or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration or repeal is contained in the notice of such special meeting. The penultimate sentence of Section 1.2 may be altered or repealed only by the affirmative vote of stockholders who together own of record not less than 66-2/3% of the outstanding stock entitled to vote at such meeting or by the Board of Directors.













































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